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                                                                   EXHIBIT 10.3


                                      LEASE

Lease of space in 12A Manor Parkway, Salem, New Hampshire (hereinafter the "Building").

Dated for reference purposes as of November 1, 1995.

                                   ARTICLE I.

                                  TERMS DEFINED

Each reference in this Lease to any of the following terms shall mean:

1.1  Landlord: Equity Property Associates I
               C/O JWM Properties, Inc.
               12B Manor Parkway
               Salem, NH 03079

1.2  Tenant:   HADCO Corporation
               12A Manor Parkway
               Salem, NH 03079

1.3  Building Floor Space: 30,000 sq. ft.

1.4  Tenant's Floor Space: 30,000 sq. ft.

1.5  Term: 5 years

     1.5.1 Schedule Term Commencement Date: November 1, 1995

1.6  Annual Fixed Rent: $205,500.00

     1.6.1 Included Operating Expense Share: $16,500.00

     1.6.2 Included Tax Expense Share: $31,500.00

1.7  Permitted Uses: Office

1.8  Security Deposit: None

1.9  Exhibits:
     Exhibit A - Description of Premises
     Exhibit B - Plan
     Exhibit C - Renewal Option

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                                   ARTICLE II.

                             PREMISES, TERM AND RENT

     2.1 PREMISES. Landlord hereby leases to Tenant, subject to and with the benefit of the provisions of this Lease, the premises described in the Description (the "Premises"), attached as Exhibit A.

     2.2 COMMON AREAS. Tenant shall have, as appurtenant to the premises, rights to use in common, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice;

     (a) BUILDING COMMON AREA. The common accessways loading docks and platforms and any passageways thereto, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises; and

     (b) LAND COMMON AREA. Common walkways, sidewalks and driveways necessary for access to the Building and parking spaces or area from time to time maintained on the real property upon which the building is situated ("Lot").

     2.3 LANDLORD'S RESERVED RIGHTS IN COMMON AREA. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use:

     (a) BUILDING CHANGES. To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the premises which are so located or located elsewhere outside the premises.

     (b) BOUNDARY CHANGES. To change the lines of the lot.

     (c) FACILITY CHANGES. To alter or relocate any other common facility; provided, however, that substitutions are substantially equivalent or better in quality.

     2.4 TERM. The term shall commence on the Scheduled Term Commencement Date as it may be extended pursuant to Section 3.1, and shall continue until terminated as herein provided.

     2.5 RENT/MONTHLY PAYMENT. Tenant shall pay fixed rent of one-twelvth (1/12) of the Annual Fixed Rent, in advance on the first day of each calendar month, for each full calendar month of the term and for the appropriate fraction of a calendar month at the beginning and end of the term.

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                                  ARTICLE III.

                                  CONSTRUCTION

3.1 COMPLETION OF PREMISES. Tenant agrees to lease the premises "as is".

3.2 ALTERATIONS.

     (a) RIGHT TO MAKE ALTERATIONS. Tenant may, from time to time make non-structural alterations and additions to the interior of premises in accordance with plans and specifications first approved by Landlord in writing, the granting of said approval to be in the sole discretion of Landlord. Tenant shall indemnify and hold harmless Landlord from and against any loss, cost, damage, injury or expenses suffered by Landlord as a result of said work.

     (b) TITLE TO IMPROVEMENTS. All improvements and additions existing as of the commencement of this Lease shall be pan of the building except such items as, by writing at the time of approval, the parties agree shall be removed by Tenant on termination of this Lease, or Landlord agrees that Tenant may then elect to remove or leave.

     3.3 NO LIENS. Tenant shall within five (5) days after the attachment of any lien or claim of lien pay and discharge or secure the release from the building and/or lot of any lien or claim of lien arising out of or in connection with construction work by or for the account of Tenant; and Tenant shall promptly indemnify Landlord from and against all loss, cost, damage, injury or expense in connection with any such lien or claim of lien, including without limitation, reasonable attorney's fees.

     3.4 QUALITY OF CONSTRUCTION. All work shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, by-laws, regulations and orders of governmental authority and of the insurers of the premises. Landlord assumes no liability for special, consequential or incidental damages of any kind. There are no representations, warranties of merchantability or use of the premises, except as are expressly set forth herein. Tenant hereby waives the benefit of any rule that disclaimers of warranty shall be construed against Landlord and agrees that the disclaimers in this Lease shall be construed liberally in favor of Landlord.

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                                   ARTICLE IV.

                              SERVICES AND REPAIRS

     4.1 LANDLORD'S REPAIRS. Landlord agrees during the term hereof, after written notice from Tenant, unless occasioned by Tenant's misuse or negligence, to repair any structural defects in the roof and bearing walls, and to commence promptly and proceed diligently with any repair or restoration required.

     4.2 INTERRUPTION. There shall be no rental abatement for nor shall Landlord be liable for interruption of any service due to accident, making of repairs, alterations or improvements, unusually severe weather, unusual difficulty or inability in obtaining services or supplies from sources usually used for the Building, labor difficulties, governmental regulations, or other causes beyond Landlord's reasonable control.

                                   ARTICLE V.

                               TENANT'S COVENANTS

     5.1 UTILITIES PAYMENT. Tenant agrees to pay all charges for utilities, including but not limited to, electricity, fuel services and service inspections therefor, which are metered and/or charged directly to the Tenant.

     5.2 OPERATING EXPENSE ESCALATION. If Tenant's share of Landlord's Operating Expenses for the Building and Lot exceeds Tenant's Included Operating Expense Share for any year or part thereof of the Term, Tenant shall pay to Landlord as additional rent the amount of such excess upon demand. Tenant's Share of Landlord's Operating Expenses for the Lot is hereby defined to be that proportion of such expenses which Floor Space within Tenant's Premises bears to the Total Floor Space of the Buildings on the Lot. Landlord's Operating Expenses for the Building and Lot shall be insurance, management, exterior maintenance costs, including without limitation, exterior repainting and refurbishing, keeping roofs, exterior windows and doors watertight, snowplowing of drives and parking lots, maintenance of roadway, walks and parking and loading areas, fertilization, mowing and watering of lawns, care of shrubbery and general grounds upkeep, rubbish removal, and cost of utilities for providing common services such as parking lot lighting, security systems, and property identification signs. Landlord's determination as to whether such expenses are attributable to the Building or to the Lot shall be conclusive and binding upon the parties hereto.

     5.3 TAX EXPENSE EXCALATION.

     (a) If Tenant's Share of Landlord's Tax Expenses for the Building and Lot exceed Tenant's Included Tax Share for any year or part thereof of the Term, Tenant shall pay to Landlord as Additional Rent the amount of such excess upon demand. Tenant's Share of Landlord's Tax Expenses for the Building is hereby defined to be that proportion of

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          such expenses which Floor Space within Tenant's Premises bears to
          Building Floor Space. Landlord's Tax Expenses for the Building and Lot shall mean any form of real estate tax, assessment, license fee, levy, penalty or tax imposed by any authority or agency having the direct or indirect power to tax. Landlord's determination as to whether such expenses are attributable to the Building or to the Lot shall be conclusive and binding upon the parties hereto.

     (b) Tenant shall also pay all personal property taxes for personal property on the Premises or used in connection therewith.

     (c) Tenant shall pay when due taxes levied or assessed against Landlord by reason of this lease on the rental or any other payment required to be made hereunder whether said taxes are assessed solely on the rental payment hereunder or jointly with other rentals collected pursuant to law or ordinance existing or hereinafter enacted (other than taxes levied on the net income to Landlord derived herefrom as part of a state or federal income tax law applicable to Landlord's income generally) and all costs, expenses and attorney's fees paid as incurred by Landlord in connection with the imposition, contest, or collection of the foregoing.

     5.4 MAINTENANCE AND REPAIR. Except as provided in Sections 4.1 and 6.1, Tenant shall keep the Premises and all fixtures and equipment thereon and therein in good repair, operating condition and working order, and shall make all structural repairs necessitated by Tenant's misuse or negligence, and all exterior and interior repairs, renewals and replacements necessary to that end, including without limitation by their inclusion, interior repainting, replacement of glass damaged or broken and of floor and wall coverings worn or damaged, and shall keep all plumbing, lighting, heating, air-conditioning, sprinkler and other utility and mechanical systems in the Premises properly maintained and operated and in good operating condition.

     5.5 NO SUBLEASE OR ASSIGNMENT. Without on each occasion obtaining a prior written consent of Landlord, Tenant shall not assign this Lease, or make any sublease (any purported assignment or sublease without such consent shall be void). Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request for such a consent. Prior to such approval by Landlord, which approval shall not be unreasonably withheld, Tenant shall provide Landlord with information concerning the proposed assignee's or subtenant's financial responsibility. Further, if for any proposed assignment or sublease Tenant receives rent or other consideration either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of the sublease of a portion of the Premises in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent hereunder one-half of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. Tenant agrees to remain primarily and directly liable on all Tenant obligations hereunder notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee, or failure to take action against any assignee, hereby waiving notice of any default by any assignee, and agrees that Landlord may at its option

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proceed against Tenant without having taken action against or joined any assignee, except that Tenant shall have the benefit of indulgences, waivers and extensions of time granted to any assignee.

     5.6 INDEMNITY. Tenant shall indemnify Landlord from and against any liability for injury, loss, accident, or damage to any person or property, and from any claims, actions, proceedings and costs in connection therewith, including reasonable attorney's fees, arising from omission, fault, negligence or other misconduct of Tenant, or arising from any use made or thing done or occurring in the Premises, and to keep all Tenant's employees working in the Premises covered by workmen's compensation insurance, furnishing Landlord with certificate thereof.

     5.7 HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term.

     5.8 COMPREHENSIVE LIABILITY INSURANCE. Tenant shall keep and maintain with insurance carriers acceptable to Landlord, comprehensive liability insurance applying to the activities of Tenant in and in connection with the Premises, with limits or liability of not less than Five Hundred Thousand ($500,000.00) Dollars for injury to or death of a single person, One Million ($1,000,000) Dollars per occurrence and One Hundred Thousand ($100,000) Dollars for property damage. Tenant shall furnish Landlord with a certificate of such insurance which shall name Landlord and any mortgagee of the Lot and/or Building, as any additional insureds and shall provide for noncancellation without thirty (30) days' prior written notice to Landlord and said mortgagee. Failure on the part of Tenant to renew such insurance at least thirty (30) days prior to the expiration date thereof, from time to time, shall constitute an event of default equivalent to a failure to pay an installment of rent due hereunder.

     5.9 OTHER INSURANCE. Tenant shall assume the risk of damage to any fixtures, goods, inventory,

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merchandise, equipment, furniture and leasehold improvements which remain the property of Tenant or as to which Tenant retains the right of removal from the Premises, and Tenant shall maintain reasonable insurance coverage with respect to such items during the Term of this Lease. Landlord shall maintain insurance on the Building (excluding any fixtures and items installed or paid for by Tenant which Tenant is entitled to or required to remove) against damage by fire and the perils now specified in the most current standard extended coverage endorsement in an amount equal to at least ninety percent (90%) or replacement cost of the Building as determined by Landlord, exclusive of escavations and foundations and Landlord's comprehensive liability coverage.

     5.10 INSURANCE SUBROGATION. Any insurance carried by either party with respect to the Premises and property therein or occurrence thereon shall include a clause or endorsement denying to the insurer right of subrogation against the other party, its successors or any mortgagee thereof to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other, its successors or its mortgagee for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the injury or loss covered thereby.

     5.11 SIGNS. Tenant shall not, without the prior written consent of Landlord
(a) paint or place any signs on the Premises or anywhere on or in the Building or (b) place any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, in the Premises or anywhere on or in the Building visible from outside the Premises. Landlord reserves the right to disapprove of signs, curtains, blinds, shades, and awnings on wholly aesthetic grounds. Tenant shall pay the expenses involved in the erection of any sign and obtaining of a permit therefor. Tenant warrants that it shall obtain all necessary permits prior to erecting any such sign and Tenant shall remove said sign on the termination of this lease.

     5.12 ENTRY AND INSPECTION. Tenant shall permit Landlord and Landlord's agents to examine the Premises at reasonable times, and if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary. Landlord may show the Premises to prospective purchasers and tenants during the one hundred eighty (180) days preceding expiration of the Term.

     5.13 PERMITTED USES. Tenant agrees during the Term and so long as Tenant's occupancy continues: To use the Premises only for the Permitted Uses stated in
Article I above, and to procure any governmental licenses and permits from time to time required therefor; and to require loading and unloading, and parking of cars for employees, customers and visitors, in connection with Tenant's business, to be done so far as practicable in the areas reserved therefor, and not on adjacent streets;


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                                   ARTICLE VI.

                               CASUALTY AND TAKING

     6.1 TERMINATION OR RECONSTRUCTION. If during the Term, the Premises, Building or Lot, or any substantial part thereof are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or receive compensable damage by reason of anything lawfully done under color of public or other authority, this Lease shall terminate at either Landlord's or Tenant's election by written notice given thirty (30) days after the casualty or taking has occurred. If in any such case the Lease is not so terminated, a just portion of the rent according to the nature and extent of the injury shall be abated until the Premises (or in case of taking what may remain thereof), excluding any fixtures or items installed or paid for by Tenant which Tenant is entitled or required to remove pursuant hereto, shall have been put by Landlord into proper condition. In case of a taking which permanently reduces the area of the Premises, a just proportion of the fixed rent shall be abated for the remainder of the term, and Tenant's share of Operating Expenses and Tenant's Share of Tax Expenses shall be adjusted as determined by Landlord. Notwithstanding the foregoing provisions, if insurance is not carried against the damage as above provided or if the insurance proceeds, in Landlord's sole reasonable judgment would be insufficient to cover the cost of repair of the Premises or the building, Landlord shall either repair the damage as above provided or terminate this Lease by giving Tenant, within thirty (30) days apter the damage, at least fifteen (15) days' prior notice specifying the termination date.

     6.2 LANDLORD RESERVES COMPENSATION. Landlord reserves all rights to compensation for damages to the Premises, the Building, the Lot and the leasehold hereby created, accruing by reason of exercise of eminent domain or by reason of anything lawfully done by public authority.

                                  ARTICLE VII.

                                     DEFAULT

     7.1 EVENTS OF DEFAULT. If Tenant (i) fails to pay any rent or other sum of money due Landlord hereunder when due and such failure continues for a period often (10) days after notice, provided that if Landlord has given two (2) such notices within the prior twelve (12) months' period, no further notice shall be required and any failure to pay monies within ten (10) days after due shall constitute an event of default, (ii) vacates the Premises or permits the same to be unoccupied, (iii) fails to observe or perform any of the other Tenant's agreements herein contained, and within thirty (30) days of written notice of the same from Landlord, Tenant has not cured such default or, in the alternative where in the normal course such cure would require more than Thirty (30) days, has undertaken all steps necessary or possible to commence such cure, (iv) makes any assignment for the benefit of creditors, (v) commits any act of bankruptcy or files a petition under any bankruptcy or insolvency

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law, or if such a petition filed against Tenant is not dismissed within ninety
(90) days, or if a receiver or similar officer becomes entitled to this leasehold and it is not returned to Tenant within ninety (90) days, or if substantially all of Tenant's assets or Tenant's interest in this Lease is taken on execution or other process of law in any action against Tenant, then, Tenant shall be deemed to be in default hereunder; and Landlord may immediately or at any time while such defaults exists and without further notice, terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinabove provided.

In case of such termination, or termination by legal proceedings for default, Tenant shall indemnify Landlord during the remaining period before this Lease would otherwise expire against all loss or damage suffered by reason of the termination, the loss or damage, if any, for each lease month to be paid at the end thereof. Nothing herein contained shall, however, limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord or to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

     7.2 RIGHT TO CURE. In addition to the foregoing remedies and so long as this Lease is not terminated, Landlord shall have the right but not the obligation to remedy any default of Tenant and to add to the rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the rate of two percentage points over the then prevailing prime rate in Boston (as determined by Landlord). Landlord's proceeding under the rf ights reserved to
Landlord under this Section shall not in any way prejudice any rights Landlord might otherwise have against Tenant by reason of Tenant's default, and whether or not Tenant shall be in default hereunder shall be determined as if Landlord had not proceeded.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

     8.1 SURRENDER. Upon the expiration of the Term or early termination thereof, Tenant shall promptly surrender the Premises in good and clean condition, and remove any signs, fixtures, or equipment.

     8.2 NOTICES. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing sent by certified mail, return receipt requested or

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registered mail, or it shall be delivered personally. Notices and payments shall be addressed to Landlord's address and Tenant's address or at such other address as may have been specified by prior notice. Notices properly given by mail shall be deemed sufficiently served four (4) days after the date of mailing thereof. Notices given by personal delivery shall be deemed sufficiently served as of the date of delivery thereof.

     8.3 SUCCESSORS AND ASSIGNS. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership, said liability terminating upon termination of such ownership and passing to the successor in ownership.

     8.4 LIMITATION OF LANDLORD'S LIABILITY. The obligations of Landlord under this lease shall be binding upon Landlord's trust estate, but not upon any trustee or beneficiary of the trust individually.

     8.5 NO WAIVER. The failure of Landlord or of Tenant to seek redress for violation, or to insist upon the strict performance of any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of monthly rent or other monies due hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

     8.6 SEVERABILITY. If any term of this Lease, or the application thereof, to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     8.7 OFFSET STATEMENTS. Tenant agrees from time to time within fifteen (15) days of receipt of written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that (a) this Lease is unmodified and in full force and effect, (b) Tenant has no defenses, offsets or counterclaims against its obligations to pay the rent and other monies hereunder and to perform its other covenants under this Lease, or (c) if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail, and (d) the dates to which the rent has been paid and the amount of any prepaid rent. Any such statement delivered pursuant to this Section 8.7 may be relied upon by any prospective purchaser, or mortgagee or encumbrancer of the Building or Lot or any prospective assignee of any mortgage or encumbrance upon the Building or Lot.

     8.8 SUBORDINATION. This Lease shall be subject and subordinate to any first mortgage now or

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hereafter on the Lot or Building or both and to each advance made or to be made under any first mortgage and to all renewals, modifications, consolidations, replacements, and extensions thereof, and all substitutions therefor. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any first mortgagee may request. In the event that any first mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such first mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such first mortgagee or successor and to recognize such first mortgagee or successor as its Landlord. Any such first mortgagee may subordinate its first mortgage or encumbrances to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior in lien to such first mortgage or encumbrance without regard to their respective dates of execution and delivery, and such first mortgagee shall have the same rights with respect to this Lease as though it had been executed and delivered prior to the execution and delivery of the first mortgage and had been assigned to such first mortgagee.

     8.9 EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to Lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     8.10 LENDER'S REQUIREMENTS. Tenant hereby agrees to make any reasonable revisions to this Lease which may be required in good faith by a bona fide construction, interim or permanent lender in connection with the financing of the Building.

     8.11 EASEMENTS AND ACCESS THROUGH PROPERTY. The Landlord shall have the right to grant easements in areas of the leased property for the installation of utilities, provided that the use of such easement areas for such purposes does not interfere with the operation of the Tenant's business. The Tenant shall not be entitled to any compensation or abatement of rent if the use of such easement areas does not interfere with the operation of the Tenant's business.

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     IN WITNESS WHEREOF, the parties have hereunto executed this lease of the day and year first above written.

WITNESS:                               LANDLORD:

                                       EQUITY PROPERTY ASSOCIATES, I

/s/ Carol Garabedian                   BY: /s/ John W. Merchant
- ------------------------                  -------------------------------



WITNESS:                               TENANT: HADCO CORPORATION

/s/ Timothy S. Mathews                 BY: /s/ Timothy P. Losik
- ------------------------                  -------------------------------


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                                    EXHIBIT C

                                 RENEWAL OPTION

At the end of the initial term, the Tenant may elect to extend the lease for an additional three years at the Annual Fixed Rental rate adjusted by the increase of the Consumer Price Index dated November 1, 1995 and the Consumer Price Index dated October 31, 2000.

At the end of the first three year option, the Tenant may elect to extend the Lease for an additional three years at the Annual Fixed Rental rate effective October 31, 2003 adjusted by the increase of the Consumer Price Index dated November 1, 2000 and the Consumer Price Index dated October 31, 2003.

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